                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-23605 of Il Fornaio (America) Corporation of our report dated March 3, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

     /s/ DELOITTE & TOUCHE LLP
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        DELOITTE & TOUCHE LLP

San Francisco, California
August 20, 1997